UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

ICONIC BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Seabro Avenue

Amityville, NY 11701

(Address of principal executive offices) (zip code)

(866) 219-8112

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On August 4, 2020, Iconic Brands, Inc. (the “Company”) entered into an Exchange Agreement, effective as of July 29, 2020, with Can B Corp., a Florida corporation fka Canbiola, Inc. (“CANB”), pursuant to which the Company agreed to exchange the one million (1,000,000) shares of common stock of CANB (the “CANB Shares”) that it owned  for the five hundred forty-three thousand seven hundred fourteen (543,714) shares of the Company’s common stock (the “ICNB Shares”) that were owned by CANB. As previously reported, the ICNB Shares were originally issued by the Company, in May 2019, in connection with the purchase of Green Grow Farms, Inc. from New York Farms Group, Inc. In addition, as previously reported, the Company subsequently sold its interests in Green Grow to CANB for the CANB Shares pursuant to a Stock Purchase Agreement dated December 4, 2019, as amended on January 27, 2020.

5% Original Issue Discount Promissory Notes

On August 7, 2020, the Company issued an aggregate of $2,100,000 face amount of 5% Original Issue Discount Promissory Notes (the “Notes”) to accredited investors for an aggregate purchase price of $2,000,000. The Notes are due on the earlier of: (i) September 4, 2020 (the "Maturity Date"); or (ii) the occurrence of an Event of Default (as defined). At the Company’s sole option, and so long as no Event of Default has occurred and is continuing, the Maturity Date may be extended by thirty (30) calendar days in exchange for an increase to the original issue discount of the Notes to 10%. The Company may prepay, in whole or in part, the principal sum and interest under the Notes without the prior written consent of holders. The Notes are unsecured obligation of the Company, however the Company has agreed that is shall not incur any other indebtedness which is senior in preference to the Notes.

The outstanding principal amount of the Notes together with all accrued and unpaid interest thereunder shall be exchangeable into such securities as may be issued by the Company in the Qualified Financing (as defined). In addition, if the Notes have not been exchange in connection with a Qualified Financing, the holders shall have the right, in their sole discretion, to convert the principal balance of the Notes (including the original issue discount), in whole or in part, into securities of the Company (or its successor or parent) (a “Conversion”) being issued in any private or public offering of equity securities of the Company (or its successor or parent) (an “Offering”) announced while the Notes are outstanding, upon the terms and conditions of the Offering, at a rate equal to, for each $1 of principal amount of this Note surrendered, $1 of new consideration offered for such securities. Finally, at the holders sole option, to the extent that such Offering is not consummated at least two (2) business days prior to the Maturity Date, the holder shall be entitled to revoke its Conversion election and, upon such revocation, all outstanding amounts owing under the Notes shall be due and payable on the Maturity Date in accordance with the terms of the Notes.

The foregoing description of the Exchange Agreements and Notes is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement and the Form of the Notes, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under item 1.01 above is incorporated herein by reference. The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act of 1933, as amended, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document
10.1	Exchange Agreement by and among the Company and Can B Corp dated as of July 29, 2020
10.2	Form of 5% Original Issue Discount Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iconic Brands, Inc.

Dated: August 7, 2020	By:	/s/ Richard J. DeCicco
	Name:	Richard J. DeCicco
	Title:	Chief Executive Officer

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